Exhibit 99.2

Twilio Inc. Announces Pricing of Private Offering of $475 million of 0.25% Convertible Senior Notes due 2023

San Francisco — May 15, 2018 - Twilio (NYSE: TWLO) (“Twilio”), the leading cloud communications platform, today announced the pricing of $475 million aggregate principal amount of Convertible Senior Notes due 2023 (the “Notes”) in a private offering (the “Offering”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).  The size of the offering was increased from the previously announced $435 million aggregate principal amount of Notes. In addition, Twilio has granted the initial purchasers of the Notes a 13-day option to purchase up to an additional $75 million aggregate principal amount of the Notes.  The sale of the Notes to the initial purchasers is expected to settle on May 17, 2018, subject to customary closing conditions, and is expected to result in approximately $463.3 million in net proceeds to Twilio after deducting the initial purchasers’ discount and estimated offering expenses payable by Twilio (assuming no exercise of the initial purchasers’ option to purchase additional Notes).

The Notes will be senior, unsecured obligations of Twilio, and will bear interest at a rate of 0.25% per year.  Interest will be payable semi-annually in arrears on June 1 and December 1 of each year, beginning on December 1, 2018.  The Notes will mature on June 1, 2023, unless earlier repurchased, redeemed or converted. Twilio may not redeem the Notes prior to June 1, 2021; on or after June 1, 2021 through March 1, 2023, Twilio may redeem the Notes, at its option, at a cash redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if the last reported sale price of the Class A common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the date on which Twilio provides notice of redemption, during any 30 consecutive trading day period ending on, and including the trading day immediately preceding the date on which Twilio provides written notice of redemption.

Holders of the Notes will have the right to require Twilio to repurchase all or a portion of their Notes upon the occurrence of a fundamental change (as defined in the indenture governing the Notes) at a cash purchase price of 100% of their principal amount plus any accrued and unpaid interest. In connection with certain corporate events, or if Twilio issues a notice of redemption, Twilio will, under certain circumstances, increase the conversion rate for holders who elect to exchange their Notes in connection with such corporate event or during the relevant redemption period.

The notes will be convertible based on an initial conversion rate of 14.1040 shares of Twilio’s Class A common stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $70.90 per share, which represents a conversion premium of approximately 35% to the last reported sale price of Twilio’s Class A common stock on the New York Stock Exchange on May 14, 2018).  Prior to the close of business on the business day immediately preceding March 1, 2023, the Notes will be convertible at the option of the holders of the Notes only upon the satisfaction of specified conditions and during certain periods.  On or after March 1, 2023 until the close of business on the second scheduled trading day preceding the maturity date, the Notes will be convertible at the option of the holders of Notes at any time regardless of these conditions.  Conversions of the Notes will be settled in cash, shares of Twilio’s Class A common stock or a combination thereof, at Twilio’s election.

In connection with the pricing of the Notes, Twilio entered into capped call transactions with certain of the initial purchasers of the Offering and/or their respective affiliates and/or other financial institutions (the “Option Counterparties”).  The capped call transactions are expected generally to reduce or offset the potential dilution to the Class A common stock upon any conversion of Notes and/or offset any cash payments Twilio is required to make in excess of the principal amount of converted notes, as the case may be, with such reduction subject to a cap based on the cap price.  The cap price of the capped call transactions will initially be $105.0400 per share, which represents a premium of 100% over the last reported sale price of Twilio’s Class A common stock of $52.52 per share on May 14, 2018, and is subject to certain adjustments under the terms of the capped call transactions.  If the initial purchasers of the Offering exercise their option to purchase additional Notes, Twilio expects to enter into additional capped call transactions with the Option Counterparties.

Twilio expects that, in connection with establishing their initial hedges of the capped call transactions, the Option Counterparties or their respective affiliates will enter into various derivative transactions with respect to the Class A common stock and/or purchase shares of Twilio’s Class A common stock concurrently with or shortly after the pricing of the Notes.  This activity could increase (or reduce the size of any decrease in) the market price of Twilio’s Class A common stock or the Notes at that time.  In addition, Twilio expects that the Option Counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to the Class A common stock and/or by purchasing or selling shares of Twilio’s Class A common stock or other securities of Twilio in secondary market transactions following the pricing of the Notes and prior to the maturity of the Notes (and are likely to do so during any observation period related to a conversion of the Notes).  This activity could also cause or avoid an increase or a decrease in the market price of the Class A common stock or the Notes, which could affect the ability of holders of Notes to convert the Notes and, to the extent the activity occurs during any observation period related to a conversion of the Notes, it could affect the number of shares of Class A common stock and value of the consideration that holders of Notes will receive upon conversion of the Notes.

The Notes were offered only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act. The offer and sale of the Notes and the shares of Twilio’s Class A common stock potentially issuable upon conversion of the Notes, if any, have not been, and will not be, registered under the Securities Act or the securities laws of any other jurisdiction, and unless so registered, the Notes and such shares, if any, may not be offered or sold in the United States except pursuant to an applicable exemption from such registration requirements.

This press release does not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any offer or sale of, the Notes (or any shares of Twilio’s Class A common stock issuable upon conversion of the Notes) in any state or jurisdiction in which the offer, solicitation, or sale would be unlawful prior to the registration or qualification thereof under the securities laws of any such state or jurisdiction.

About Twilio

More than 2 million developers around the world have used Twilio to unlock the magic of communications to improve any human experience. Twilio has democratized communications channels like voice, text, chat, and video by virtualizing the world’s telecommunications infrastructure through APIs that are simple enough for any developer to use, yet robust enough to power the world’s most demanding applications. By making communications a part of every software developer’s toolkit, Twilio is enabling innovators across every industry — from emerging leaders to the world’s largest organizations — to reinvent how companies engage with their customers.

Forward-Looking Statements

This press release contains forward-looking statements, including, among other things, about whether Twilio will be able to consummate the Offering, expectations regarding actions of the Option Counterparties and their respective affiliates and the satisfaction of customary closing conditions with respect to the Offering. The words such as “may,” “should,” “will,” “believe,” “expect,” “anticipate,” “target,” “project,” and similar phrases that denote future expectations or intent are intended to identify forward-looking statements. You should not rely upon forward-looking statements as predictions of future events.

The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties, and other factors that may cause actual results, performance, or achievements to differ materially, including (i) changes as a result of market conditions or for other reasons, (ii) the risk that the Offering will not be consummated and (iii) the impact of general economic, industry or political conditions in the United States or internationally.

The forward-looking statements contained in this press release are also subject to additional risks, uncertainties, and factors, including those more fully described in Twilio’s filings with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for the quarter ended March 31, 2018. Further information on potential risks that could affect actual results will be included in the subsequent periodic and current reports and other filings that Twilio makes with the Securities and Exchange Commission from time to time.

Source: Twilio Inc.

Contact:

Twilio Inc.

Investor Contact:

Greg Kleiner

ir@twilio.com